UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2005

Dave & Buster's, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Missouri	0000943823	43-1532756
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2481 Manana Drive, Dallas, Texas		75220
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-904-2301

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Due to technical errors the following was not attached in the previously filed 8-k.

March 5, 2005

U.S. Securities and Exchange Commission Copies Sent Via Fax and U.S. Mail
450 Fifth Street, N.W.
Washington, D.C. 20549-0305
Attn: David R. Humphrey
Juan Migone
Mail Stop 0305

RE: Dave & Buster’s, Inc. (File No. 001-15007)
Form 10-K for the year ended February 1, 2004
Form 10-Q for the quarterly period ended October 31, 2004

Ladies and Gentlemen:

On behalf of Dave & Buster’s, Inc., a Missouri corporation (the "Company"), we are submitting this letter in response to your comment letter dated February 23, 2005, which was addressed to the Chief Financial Officer of the Company. The Company and its auditors are currently investigating certain matters related to the comments raised by the Staff’s February 23 letter; however the Company does not believe that it will be prepared to respond to all of the supplemental information requested within the 15 business day period noted in the Staff’s letter. Therefore, the Company is requesting an extension to this time period so that it can complete its internal review. Accordingly, the Company requests that it be permitted to submit all appropriate responses electronically no later than Thursday, March 31, 2005.

Please call the undersigned if you have any questions or if we may be of any further assistance.

Sincerely,

Lance M. Hardenburg

cc: William C. Hammett, Jr. (w/o encls.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dave & Buster's, Inc.

March 7, 2005	By:	W.C. Hammett, Jr

Name: W.C. Hammett, Jr
Title: CFO, Senior Vice President